UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 6, 2017 (March 5, 2017)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 5, 2017, the Board of Directors (the "Board") of Brookdale Senior Living Inc. (the "Company") approved and adopted amendments to the Company's Amended and Restated Bylaws (the "Bylaws").  The amendments to the Bylaws include an adjustment to the time period during which stockholders, who comply with the requirements set forth in the Bylaws, may submit director nominations and other proposed business to be considered at an annual meeting of stockholders if the date of the annual meeting is more than 25 days before or after the anniversary date of the prior year's annual meeting.  As amended, the Bylaws provide that if the date of the annual meeting is more than 25 days before or after the anniversary date of the prior year's annual meeting, a stockholder's notice of nomination or other proposed business pursuant to the advance notice provisions must be received at the principal executive offices of the Company not earlier than the close of business on the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to the annual meeting or the tenth day following the day on which the date of the annual meeting is announced.  The amendments also, among other things: (i) provide that if the Chairman of the Board or the Chief Executive Officer is not present to serve as chairman of a meeting of stockholders, the Board may designate a chairman; (ii) provide that the voting standard for all matters submitted to the stockholders (other than where a different or minimum vote is required by the Certificate of Incorporation, the Bylaws, or the rules, laws or regulations applicable to the Company or its securities) is the vote of the holders of a majority of the total number of votes of the Company's capital stock represented at the meeting and entitled to vote on the matter; (iii) articulate the Board's authority to postpone, reschedule, adjourn or cancel a meeting of stockholders that had previously been scheduled by the Board; (iv) remove provisions that are no longer applicable to the Company; and (v) clarify that the chairman of the meeting of stockholders has authority to convene, recess or adjourn the meeting.  The amendments to the Bylaws include other changes intended to clarify and conform various provisions of the Bylaws to the General Corporation Law of the State of Delaware and to other provisions of the Bylaws.

The foregoing summary of the amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of the Company (as amended), which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 8 — Other Events

Item 8.01     Other Events.

On March 5, 2017, the Board scheduled the Company's 2017 annual meeting of stockholders (the "2017 Annual Meeting") for July 24, 2017, which represents a change of more than 25 days from the anniversary date of the Company's 2016 annual meeting of stockholders held on June 13, 2016.  As a result, the deadlines for stockholders to submit proposals and nominations of directors as set forth in the Company's definitive proxy statement for the Company's 2016 annual meeting of stockholders are no longer effective.

Under the Company's Bylaws (as amended), in order for stockholder proposals, including director nominations, to be presented at the 2017 Annual Meeting (other than by means of inclusion in the proxy materials under Rule 14a-8 described below), the Company must have received proper notice at the Company's principal executive offices not earlier than the close of business on April 25, 2017 and not later than the close of business on May 25, 2017, addressed to the Secretary of the Company at "Attention: Secretary, Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027".  The notice must include all of the information required by the Company's Bylaws (as amended).

Stockholder proposals intended for inclusion in the Company's definitive proxy statement for the 2017 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received at the Company's principal executive offices no later than March 27, 2017 (which the Company believes is a reasonable time before the Company begins to print and send its proxy materials), addressed to the Secretary of the Company at "Attention: Secretary, Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027."

Section 9 — Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Brookdale Senior Living Inc., as amended March 5, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	March 6, 2017	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Senior Vice President, Co-General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Amended and Restated Bylaws of Brookdale Senior Living Inc., as amended March 5, 2017